As filed with the Securities and Exchange Commission on March 12, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	65-1178822
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)

3344 N. Torrey Pines Ct., Suite 200

La Jolla, California 92037

(858) 875-8600

(Address, including zip code, of Registrant’s principal executive offices)

OREXIGEN THERAPEUTICS, INC. 2007 EQUITY INCENTIVE AWARD PLAN

(Full Title of the Plan)

Michael A. Narachi

President and Chief Executive Officer

Orexigen Therapeutics, Inc.

3344 N. Torrey Pines Ct., Suite 200

La Jolla, California 92037

(858) 875-8600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles K. Ruck, Esq. Cheston J. Larson, Esq. Latham & Watkins LLP 12636 High Bluff Drive, Suite 400 San Diego, California 92130 (858) 523-5400	Heather D. Turner, Esq. Vice President, General Counsel and Secretary Orexigen Therapeutics, Inc. 3344 N. Torrey Pines Ct., Suite 200 La Jolla, California 92037 (858) 875-8600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Amount of Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $0.001 par value	2,500,000	$6.60	$16,500,000.00	$1,176.45

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock, $0.001 par value per share (the “Common Stock), that become issuable under the 2007 Equity Incentive Award Plan of Orexigen Therapeutics, Inc., as amended (the “Award Plan”), by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of Common Stock.
(2)	Represents 2,500,000 additional shares of Common Stock available for issuance under the Award Plan.
(3)	This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, and is based on the average of the high and low prices for the Common Stock as reported on the Nasdaq Global Market on March 9, 2010.

REGISTRATION OF ADDITIONAL SECURITIES

Orexigen Therapeutics, Inc. (the “Company,” “we,” “us,” or “our”) has prepared this registration statement (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 2,500,000 additional shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable pursuant to the Orexigen Therapeutics, Inc. 2007 Equity Incentive Award Plan, as amended (the “Award Plan”).

The additional 2,500,000 shares of Common Stock available for issuance under the Award Plan being registered on this Registration Statement are to be used exclusively for the grant of awards (“Inducement Awards”) to individuals not previously an employee or non-employee director of the Company (or following a bona fide period of non-employment with the Company), as an inducement material to the individual’s entering into employment with the Company within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules (“Rule 5635(c)(4)”). The Award Plan was amended by the Compensation Committee of the Board of Directors of the Company to provide for Inducement Awards without stockholder approval pursuant to Rule 5635(c)(4).

25,000,000 shares of Common Stock available for issuance under the Award Plan were previously registered on a Registration Statement on Form S-8 (File No. 333-142405) filed with the Securities and Exchange Commission (the “SEC”) on April 26, 2007 (the “Initial Registration Statement”).

In accordance with General Instruction E to Form S-8, the contents of the Initial Registration Statement are hereby incorporated by reference.

Item 3.	Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this Registration Statement the following documents previously filed with the SEC:

•	our annual report on Form 10-K for the year ended December 31, 2009, which was filed on March 11, 2010; and

•	the description of our Common Stock contained in our registration statement on Form 8-A, filed on April 18, 2007, including any amendments or reports filed for the purpose of updating the description.

These documents may also be accessed on our website at www.orexigen.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents, by writing or telephoning us at the following address:

Orexigen Therapeutics, Inc.

3344 N. Torrey Pines Ct., Suite 200

La Jolla, California 92037

Attention: Corporate Secretary

(858) 875-8600

Item 8.	Exhibits.

The following is a list of the exhibits filed as part of this Registration Statement, which are incorporated herein:

Exhibit Number	Document

4.1(1)	Form of Common Stock Certificate

5.1	Opinion of Latham & Watkins LLP

10.1(2)	2007 Equity Incentive Plan of Orexigen Therapeutics, Inc., as amended

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature pages hereto)

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on December 19, 2006, as amended (File No. 333-139496).
(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 12, 2010.

OREXIGEN THERAPEUTICS, INC.

By:	/s/ MICHAEL A. NARACHI
Michael A. Narachi
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael A. Narachi and Graham K. Cooper, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL A. NARACHI Michael A. Narachi	President, Chief Executive Officer and Director (Principal Executive Officer)	March 12, 2010

/s/ GRAHAM K. COOPER Graham K. Cooper	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 12, 2010

/s/ ECKARD WEBER, M.D. Eckard Weber, M.D.	Chairman of the Board of Directors	March 12, 2010

/s/ LOUIS C. BOCK Louis C. Bock	Director	March 12, 2010

/s/ BRIAN H. DOVEY Brian H. Dovey	Director	March 12, 2010

/s/ PETER HONIG, M.D. Peter Honig, M.D.	Director	March 6, 2010

/s/ JOSEPH S. LACOB Joseph S. Lacob	Director	March 8, 2010

/s/ PATRICK MAHAFFY Patrick Mahaffy	Director	March 12, 2010

/s/ MICHAEL F. POWELL, PH.D. Michael F. Powell, Ph.D.	Director	March 12, 2010

/s/ DANIEL K. TURNER III Daniel K. Turner III	Director	March 12, 2010

EXHIBIT INDEX

Exhibit Number	Document

4.1(1)	Form of Common Stock Certificate

5.1	Opinion of Latham & Watkins LLP

10.1(2)	2007 Equity Incentive Plan of Orexigen Therapeutics, Inc., as amended

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature pages hereto)

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on December 19, 2006, as amended (File No. 333-139496).
(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 2, 2010.